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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-88275) of The Penn Traffic Company of our report dated June 13, 2003 relating to the financial statements of The Penn Traffic Company 401(k) Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
June 26, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS